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                                    OFFER BY

                             KINETIC CONCEPTS, INC.
                              TO PURCHASE FOR CASH
                 ALL OUTSTANDING SHARES OF ITS COMMON STOCK AT

                              $19.25 NET PER SHARE

     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, NOVEMBER 5, 1997, UNLESS THE OFFER IS EXTENDED.

                                                                 October 8, 1997

To Our Clients:

     Enclosed for your consideration are an Offer to Purchase, dated October 8, 1997 (the "Offer to Purchase"), and a related Letter of Transmittal in connection with the offer by Kinetic Concepts, Inc., a Texas corporation (the "Company"), to purchase for cash all outstanding shares of its common stock, $.001 par value per share ("Shares"), at a price of $19.25 per Share, net to seller in cash (such amount, or any greater amount per Share paid pursuant to the Offer (as defined below), being referred to herein as the "Per Share Amount"), upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which, together with the Offer to Purchase, constitute the "Offer"). We are the holder of record of Shares held by us for your account. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is invited to the following:

          1. The tender price is $19.25 per Share, net to you in cash.

          2. The Offer is being made for all outstanding Shares.

          3. The Board of Directors (the "Board") and the Disinterested Directors (as defined in "SPECIAL FACTORS -- Recommendation of the Disinterested Directors and the Board; Fairness of the Transactions" of the Offer to Purchase) of the Company have each unanimously determined, after giving careful consideration to a number of factors, that the Offer and the Merger are fair to, and in the best interests of, the shareholders of the Company, and have each unanimously approved the Transaction Agreement and the transactions contemplated thereby, including the Offer at the Per Share Amount, the Stock Purchase (as defined in "INTRODUCTION" of the Offer to Purchase) and the Merger (as defined in "INTRODUCTION" of the Offer to Purchase). The Board and the Disinterested Directors recommend that the shareholders of the Company accept the Offer and tender their Shares pursuant to the Offer.

          4. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, NOVEMBER 5, 1997, UNLESS THE OFFER IS EXTENDED.

          5. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the Offer at least 27,500,000 Shares and (ii) the Company's obtaining the Debt Financing (as defined in "INTRODUCTION" of the Offer to Purchase).

          6. The Company will pay all stock transfer taxes with respect to the sale and transfer of any Shares to it or its order pursuant to the Offer.
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     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US AS SOON AS POSSIBLE SO THAT WE WILL HAVE AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE
OFFER.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal, and is being made to all holders of Shares. The Company is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Company becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Company will make a good faith effort to comply with such state statute. If, after such good faith effort, the Company cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Company by BT Alex. Brown Incorporated or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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             INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR
                CASH ALL THE OUTSTANDING SHARES OF COMMON STOCK
                           OF KINETIC CONCEPTS, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated October 8, 1997, and the related Letter of Transmittal (which, together with the Offer to Purchase, constitute the "Offer") in connection with the offer by Kinetic Concepts, Inc., a Texas corporation, to purchase for cash all outstanding shares of its common stock, $.001 par value per share ("Shares").

     This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

                                            SIGN HERE

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                                                        SIGNATURE(S)

Dated:
       --------------------------, 199

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      PLEASE TYPE OR PRINT NAME(S)

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      PLEASE TYPE OR PRINT ADDRESS

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
-----------------------------------------          -----------------------------------------
                                                        AREA CODE AND TELEPHONE NUMBER
    Number of Shares to be Tendered:
                                                   -----------------------------------------
          ------------ Shares*                            TAXPAYER IDENTIFICATION OR
                                                            SOCIAL SECURITY NUMBER
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

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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